EXHIBIT 99.1

Contacts:
Investors:	Media:
Risa Fisher	Jennifer Newman
rfisher@emdeon.com	jnewman@emdeon.com
201-414-2002	212-624-3912
EMDEON ANNOUNCES NEW CHIEF FINANCIAL OFFICER
ELMWOOD PARK, NJ (November 10, 2006) – Emdeon Corporation (NASDAQ: HLTH) today announced that Mark D. Funston has joined Emdeon as its new Executive Vice President and Chief Financial Officer, effective November 13, 2006.
Mr. Funston has over 14 years experience as Chief Financial Officer of two public companies. Mr. Funston served as Chief Financial Officer of Group 1 Software, Inc. from 1996 until its acquisition by Pitney Bowes in 2004. From 1989 to 1996, Mr. Funston was Chief Financial Officer of COMSAT RSI, Inc. (formerly Radiation Systems, Inc.), a telecommunications manufacturing company acquired by COMSAT Corporation in 1994. Most recently, Mr. Funston was Interim Chief Financial Officer of Digital Harbor, Inc., a privately held software company serving both the government and financial services markets.
“We are pleased to welcome Mark to the Emdeon team. As a seasoned financial executive, his leadership skills and experience will be invaluable as we continue to evolve and grow our business,” said Kevin Cameron, Chief Executive Officer of Emdeon.
Mr. Funston succeeds Andrew C. Corbin, who is joining Sage Software as Chief Executive Officer of its Healthcare Division. Emdeon previously announced that Mr. Corbin, who was Chief Executive Officer of Emdeon Practice Services until its sale to Sage Software in September 2006, would join Sage in connection with the sale.
ABOUT EMDEON
Emdeon (Nasdaq: HLTH) is a leading provider of business, technology and information solutions that transform both the financial and clinical aspects of healthcare delivery. At the core of Emdeon’s vision is the commitment to connect providers, payers, employers, physicians and consumers in order to simplify business processes, to provide actionable knowledge at the right time and place and to improve healthcare quality.
Emdeon Business Services provides revenue cycle management and clinical communication solutions that enable payers, providers and patients to improve healthcare business processes. WebMD (Nasdaq: WBMD) provides health information services for consumers, physicians, healthcare professionals, employers and health plans through its public and private online portals and health-focused publications. ViPS provides healthcare analytics, technology and reporting that help government agencies and commercial health plans improve patient outcomes, customer satisfaction and cost savings. Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.
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All statements contained in this press release, other than statements of historical fact, are forward-looking statements. These statements speak only as of the date of this release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; difficulties in integrating acquired businesses; relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries; our ability to attract and retain qualified personnel; and the pending sale transaction involving Emdeon Business Services and its effects on that segment and on Emdeon. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.
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WebMD®, WebMD Health®, Emdeon™, Emdeon Business Services™, POREX® and ViPSSM are trademarks of Emdeon Corporation or its subsidiaries.